UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2007

ICON LEASING FUND ELEVEN, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	20-1979428
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) will make a one-time, special distribution of approximately $5.77 million to the members who held member shares as of December 31, 2006 (the “Special Distribution”). The manager of Fund Eleven determined that Fund Eleven should make the Special Distribution because of the amount of taxable income earned in excess of distributable income generated by Fund Eleven in 2006, which is not typical in the early years of a fund based on the manager’s experience with respect to the other equipment leasing funds that it has sponsored. The Special Distribution, which will be paid on April 6, 2007, will be made to each member based on such member’s pro rata portion of the total amount of distributions that members were entitled to receive in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN, LLC
By: ICON CAPITAL CORP., its Manager

Dated: March 27, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
President